EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

                  This agreement ("Agreement") dated as of the 1st day of January, 2000, between Columbia Laboratories Inc. ("Columbia") a corporation organized and existing under and by virtue of the laws of the State of Delaware, having its principal place of business at 2875 NE 191st Street, Aventura, Florida 33180 (hereinafter referred to as the "Company"), and James A. Apostolakis, who resides at 150 East 69th Street, New York, New York 10021 (hereinafter referred to as "Employee").

                               W I T N E S E T H:
                                -----------------

                  WHEREAS, the Company is and will be engaged in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                  WHEREAS, the employee, by reason of his knowledge, skill and ability is uniquely qualified to aid the Company in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and

                  WHEREAS, the Company is desirous of employing the Employee to provide assistance to the Company in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products and the Employee is desirous of being employed by the Company to assist it in the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products; and


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                  WHEREAS, the Company and Employee desire to enter into this
Agreement so that the rights, duties, benefits and obligations of each in respect of the employment of the Employee for and by the Company will be fully set forth under the terms and conditions stated herein upon the execution hereof; and

                  WHEREAS, the Compensation and Stock Option Committee of the Board of Directors of the Company have approved the employment of the Employee upon the terms and conditions set forth herein by a resolution issued by it, and have authorized the execution and delivery of this Agreement.

                  NOW, therefore, in consideration of the mutual promises contained herein, the payment of Ten ($10.00) dollars by each party to the other, the receipt of which is hereby duly acknowledged, and for other good and valuable consideration, the Company and Employee agree as follows:

                  1.   EMPLOYMENT

                           The Company hereby employs the Employee in an
executive capacity, specifically as "President." The Employee hereby accepts such employment and agrees to perform the services and duties specified herein.

                  2.       TERM

                           (a) The term of this Agreement ("Term") shall be for
a period of Two (2) years from the date hereof, unless sooner terminated in accordance with the terms and conditions set forth herein.

                           (b) Upon the mutual agreement of the Employee and the
Company, the Term may be extended for an additional period of years, either upon the terms and conditions set forth herein, or upon any other terms and conditions as may be mutually agreed in writing between the Employee and the Company. The foregoing


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notwithstanding, this Agreement shall terminate as provided for in Article 2(a), and there shall not be any automatic renewal or other similar extension of the Term.

                  3.       DISABILITY

                           If, during the Term, the Employee shall become unable
to perform his duties as provided for herein by reason of illness or injury, for a consecutive period of One Hundred and Eighty (180) days, the Company may, on Thirty (30) days written notice to the Employee, terminate the officership held by Employee. In the event of such termination, then Employee shall remain an employee of the Company and receive Seventy (70%) percent of his compensation and all of his fringe benefits as is set forth below in this Agreement at paragraphs "6" and "8" respectively.

                  4.       TERMINATION FOR CAUSE

                           This Agreement may be immediately terminated by the
Company for "cause" at any time, upon written notice to the Employee, after which all obligations of the Company to the Employee shall thereupon cease. For the purposes of this Agreement, the term "cause" when used with reference to the termination of this Agreement, shall mean only any or all of the following:

                           (a) Employee's absence from, or his failure to
perform the duties of his employment, for any reason other than sickness or injury, at substantially all times during a period of Ninety (90) consecutive days;

                           (b) Failure on the part of the Employee to (i) follow
material instructions or policy of the Board of Directors given or adopted in good faith, or (ii) carry out an agreed policy or course of action as determined by (a) the Board of Directors or (b) a committee of the Board of Directors, any or all of which is or may be to the detriment of the Company; or

                           (c) Willful misconduct, gross negligence or
indictable criminal conduct against the Company, by the Employee in connection with the performance of the duties of his employment.

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                  5.       DUTIES

                           (a) The Employee shall perform the following duties
in connection with his employment, all of which shall be subject to the paramount directions of the Board of Directors:

                                    (i) To serve as "President" of the Company;
and

                                    (ii) To assist the Company in its business
affairs and scientific dealings relating to the development, testing, registration, manufacturing, licensing, marketing, and selling of pharmaceutical products, as well as in the Company's dealings with other companies, its regulatory affairs, banking and other financial institutions and other groups and institutions; and

                                    (iii) To undertake such specific
assignments, consistent with his office and position, as may be given to him from time to time by the Board of Directors; and

                                    (iv) To continue to serve as a director of
the Company, and then as, if and when so re-elected to continue to serve as a director of the Company, and also if so elected, to serve as a director of any subsidiary or affiliate of the Company.

                           (b) Employee shall devote his best efforts and skills
to the affairs of the Company, and to the performance of the duties set forth in this Article 5, on a substantially full-time basis. The Employee shall not participate in any outside business activity that will either (i) interfere with, or (ii) be a conflict of interest with the performance of the Employee's duties, activities and employment pursuant to this Agreement. The foregoing notwithstanding, the Employee has disclosed to the Company his other outside business interests ("Outside Business Interests") which are listed on Schedule "1" hereto and the Company with this full knowledge has consented to the Employee's continuance thereof. Moreover, the Company agrees to permit the Employee to involve himself in other similar Outside Business Interests, on condition that they similarly be disclosed and are added to Schedule "1" prior


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to their being commenced. The Employee may also invest his assets and devote such reasonable time as is necessary to do so, so as to manage, protect and support the profitability of those invested assets.

                  6.  COMPENSATION

                           (a)  Base Salary

                                    The Employee shall receive for the discharge
of his duties and activities on behalf of the Company as provided for herein, an annual salary ("Base Salary") of Two Hundred Thousand ($200,000.00) dollars, which shall be paid by the Company to the Employee in equal and regular installments not less frequently than monthly, in accordance with the Company's policy for payment of executive salaries.

                           (b)  Bonus

                                    The Employee shall receive those benefits
accorded to executive employees pursuant to the Company's Incentive Compensation Plan now in effect, or from any subsequent similar plan as shall be made available to senior executives of the Company.

                           (c)  Compensation Options

                                    The Employee may receive compensation
options to purchase $.01 par value per share common stock of the Company ("Common"), together with those compensation options granted to other senior management, if it is determined to be warranted by the Board of Directors.

                  7.       OPTIONS AND WARRANTS

                           The Employee from time to time shall be granted as
additional compensation stock options ("Options's") and/or warrants ("Warrants") to purchase shares of the Company's Common ("Grant"). The Grant of the Options's shall be made pursuant to the Company's 1988 Stock Option Plan, as may be amended from time to time ("Plan"). The Company shall enter into an Option agreement for the issuance of the Options's, which Option agreement shall be subject to the terms and conditions contained in the Plan. All Options's and/or Warrants


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received by Employee will be exercisable at a price equal to the fair market value of the Company's Common on the date of the Grant.

                  8.       FRINGE BENEFITS

                           In addition to the Base Compensation set forth in
Article 6 above, the Employee shall be entitled to receive the following benefits:

                           (a) Any benefits under group hospitalization, health,
dental care or sick leave plan, life or other insurance or death benefit plan, travel or accident insurance, or contingent compensation plan, or any other present or future plan, including any qualified retirement plan, for which any executives are or shall become eligible. In the event the Employee is not eligible for health benefits as described above, by reason of age, location or otherwise the Employee shall be provided equivalent benefits determined at the election of the Company. The Employee shall be eligible to receive the foregoing benefits during the five (5) years period following the termination of his employment under this Agreement; and

                           (b) An annual vacation of either or a combination of
(i) up to Four (4) consecutive weeks or (ii) up to any Thirty (30) days ("Vacation Period"), at such time or times as shall be approved by the Company, and which approval shall not be unreasonably refused. Full compensation shall be paid during any Vacation Period. Any portion of any Vacation Period not used within any year shall be accrued and will accumulate, and may be used by the Employee at any time during his employment in accordance with the provisions of this Article 8. In the event that the Employee has not used all of his accrued and accumulated vacation time at the termination of his employment, then the employee may then elect to have his accrued and accumulated Vacation Period time converted to annual Base Salary, pro rata at the then prevailing Base Salary, regardless of when the unused vacation time accrued; and

                           (c) The Employee may incur and shall be reimbursed
for reasonable expenses which are related to the Company's business, including expenses for entertainment, travel and similar items ("Approved Reimbursable Expenses"). All such reimbursement of Approved Reimbursable Expenses shall be made within Thirty (30) days of receipt by the Company from the Employee of an itemized account and if necessary proper substantiation of Approved Reimbursable Expenses. In order to facilitate the payment of the Approved


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Reimbursable Expenses, the Company shall furnish the Employee with Company acquired credit cards as may be available to all other executive officers of the Company; and

                           (d) The Employee shall be given a private office with
secretarial help and any and all reasonable facilities and services, at a location where the Company maintains offices, so as to be suitable with his position as President, and so as to assist in the performance of his duties and activities.

                           (e) The Employee shall be given an automobile
allowance or automobile lease plan to the extent of $7,500.00 per annum, paid in Twelve equal monthly installments, to be used to defray acquisition expense for a luxury automobile, and insurance and maintenance expenses for the automobile.

                  9.       DISCLOSURE OF INFORMATION AND NON-COMPETITION

                           (a) The Employee recognizes and acknowledges that
during the course of his employment he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. During the term of this Agreement and following termination of his employment hereunder, the Employee will not disclose information, including any trade secrets or confidential information of the Company obtained during the course of his employment with the Company, except such information as may have become part of the public domain through no fault of the Employee, which public domain determination shall only be made by the Company in a written acknowledgment made at the request of the Employee, before the Employee may be free to disclose any such claimed public domain information.

                           (b) During the term of this Agreement, and for Two
(2) years thereafter, the Employee will not, directly or indirectly, engage in any business enterprise or activity, which is competitive with the business of the Company either as an employee, consultant, partner, shareholder, or in any other capacity. For the purposes of this covenant not to compete, a competing business enterprise will be deemed competitive only if such business enterprise
(i) conducts research, develops and/or tests products (the "Development") similar to the products the Company then has under Development, or (ii) offers for sale in any market in which the Company has significant sales, one or more products for which the major claimed usage or usages overlap materially with the product or products of the Company in existence at the time of termination of Employee's employment. Further, the Employee


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agrees that he will not either during or within Two (2) years subsequent to the termination of his employment, disturb, entice, hire or in any other manner attempt to persuade any employee, dealer, supplier or customer of the Company to discontinue its business relationship with the Company.

                           (c) The Employee and the Company acknowledge that it
would be very difficult or impossible to measure the damages resulting from a breach of this Article 9, and that any such breach would cause immediate and irreparable harm. Therefore, in consequence of the foregoing, the Employee hereby agrees that any breach or threatened breach by him of any provision of this Article 9 shall entitle the Company, in addition to any other legal remedies available to it, to obtain from any Court of competent jurisdiction a temporary and permanent injunction in order to enjoin such breach or threatened breach, without the necessity on the part of the Company, in any application for such injunctive relief to show immediate and irreparable harm, which would be a requirement of such an application absent this covenant waiving those requirements. The Employee also covenants that the service of any papers to commence any legal proceedings including proceedings to obtain injunctive relief, may be done by utilizing Federal Express in lieu of any other form of personal delivery of the process or orders of the Court and upon doing so the service and notice provisions for the commencement of legal proceedings shall be satisfied.

                  10.      DEATH DURING EMPLOYMENT

                           If the Employee dies during the term of his
employment, the Company shall pay to his estate compensation which would otherwise be payable to the Employee for the shorter of (i) Two (2) years from the date of his death, or (ii) through to the termination date of this Agreement. Said sums shall be paid in accordance with written directions given by the Employee to the Company, or lacking any such directions then to the surviving spouse of the Employee, or if there is no surviving


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spouse, then to his surviving children in equal shares, or if there are none, then to his estate.

                  11.  PATENTS AND PROPRIETARY RIGHTS

                           During the Term of employment all work product
emanating directly and/or indirectly from the Employees duties and activities effected on behalf of the Company ("Work Product"), shall be exclusively owned by the Company. In the event that any such Work Product is the subject of an application for patent, copyright, trade mark or similar proprietary protection ("Application"), then regardless of the name of the person or entity submitting the Application, the Employee hereby acknowledges the Company's exclusive rights in and to the Application for proprietary protection. In the event that the Application results in the issuance of the requested proprietary protection, e.g. a patent, then the Employee hereby acknowledges the Company's exclusive ownership therein, and the employee will execute any documents necessary to give effect and implement this ownership, including but not limited to an assignment of the Application and/or the issued proprietary protection.

                  12.      NOTICES

                           Any notice required or permitted to be given under
this Agreement shall be sufficient if in writing and actually delivered, or if sent either by Federal Express, or postage prepaid, by certified mail, return receipt requested, with a copy by ordinary mail, to the addresses below:

                  As to Company:            2785 NE 191st Street
                                            Aventura, Florida 33180

                  As to Employee:           150 East 69th Street
                                            New York, New York 10021

or to such other address as either party shall designate by written notice to the other.

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                  13.      ASSIGNMENT

                           The rights and obligations of the Company under this
Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee acknowledges that the services to be rendered by him are unique and personal, and accordingly, he may not assign any of his rights, duties, obligations or benefits under this Agreement.

                  14.      ENTIRE AGREEMENT

                           This Agreement contains the entire agreement and
understanding of the Company and the Employee with respect to the subject matter hereof, and shall incorporate, merge and supersede all prior agreements and understandings had between the Company and the Employee, either oral or written, if any. No modification, change or amendment to this Agreement, shall be binding upon the Company or the Employee unless the same is in writing, and signed by the party against whom enforcement of the modification, change or amendment is sought to be enforced.

                  15.      MISCELLANEOUS

                           (a) This Agreement and the implementation of it shall
be subject to and governed by the laws of the State of Florida, and any legal proceedings relating to (i) the interpretation or enforcement of any of the provisions of this Agreement, or (ii) any dispute relating to the employment relationship created by the Agreement, shall only be brought in the Circuit Court of the State of Florida, in and for the County of Dade.

                           (b) The Article headings contained herein are for
reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                           (c) The failure of any provision of this Agreement
shall in no manner affect the right to enforce the remainder of this Agreement, and the waiver by either The Company or the Employee of any breach of


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any provision of this Agreement shall not be construed to be a waiver by the
Company or the Employee of any succeeding breach of such provision or a waiver by such party of any breach of any other provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on March 8, 2000.




                                                EMPLOYEE:
Witness:


--------------------

                                                /s/ James J. Apostolakis
                                                ------------------------
                                                James A. Apostolakis

                                                COMPANY:
                                                COLUMBIA LABORATORIES, INC.

Witness:


-------------------

                                                /s/ William J. Bologna
                                                ------------------------
                                                By:


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